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                                                                    EXHIBIT 10.2

                                 AMENDMENT NO. 1

                                     TO THE

                   EMPLOYEES' RETIREMENT PLAN OF AMETEK, INC.

         WHEREAS, the Employees' Pension Plan of AMETEK, Inc. was adopted, effective December 29, 1942;

         WHEREAS, Section 9.2 of the Plan provides that AMETEK, Inc. ("AMETEK") may amend the Plan at any time and from time to time; and

         WHEREAS, AMETEK now desires to amend the Plan to reflect the following changes;

         NOW THEREFORE, the Plan is hereby amended as follows:

                  FIRST: Section 1.18 of the Plan is amended in its entirety to read as follows:

                  "1.18 'Employee' shall mean each person who is included on a salaried payroll of the Employer and who receives Compensation from the Employer that is subject to withholding for United States federal income tax purposes; provided, however, that (a) any person employed at the Dixson Division, (b) any person whose date of hire is on and after January 1, 1997 or who returns to employment with the Employer or Affiliated Company following a Severance From Service Date occurring on and after January 1, 1997, or (c) any person who provides services to the Employer solely for special projects or while he is pursuing full-time high school, secondary or graduate education, shall not be eligible to participate in the Plan.

                  Solely for purposes of calculating eligibility and vesting service under the Plan, 'Employee' will include any person who is employed by an Employer or an Affiliated Company. A person who is not otherwise employed by an Employer or Affiliated Company will be deemed to be employed by any such company if he is a 'leased employee' with respect to whose services such Employer or Affiliated Company is the recipient, within the meaning of section 414(n) or 414(o) of the Code, but to whom Code section 414(n)(5) does not apply; provided, however that any person who is an Employee solely by reason of being a 'leased employee' as defined under section 414(n) or 414(o) of the Code shall not be eligible to participate in the Plan. For this purpose, the term 'leased employee' means, effective Plan Years beginning after December 31, 1996, any person who is not an employee of the recipient and who provides services to the recipient if (a) such services are provided pursuant to an agreement between the recipient and any other person, (b) such person has performed such services for the recipient (or for the recipient and related persons) on a substantially full-time basis for a period of at least one year, and (c) such services are performed under the primary direction or control by the recipient.

                  Notwithstanding the foregoing, 'Employee' shall not include any person who is classified as an independent contractor or otherwise as a person who is not

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treated as an employee for purposes of withholding federal employment taxes, regardless of any contrary governmental or judicial determination relating to such employment status or tax withholding obligation. If a person described in clause (c) of the preceding sentence is subsequently reclassified as, or determined to be, an employee by the Internal Revenue Service, any other governmental agency or authority, or a court, or if an Employer or Affiliated Company is required to reclassify such an individual as an employee as a result of such reclassification or determination (including any reclassification by an Employer or Affiliated Company in settlement of any claim or action relating to such individual's employment status), such individual shall not become eligible to become a Participant in this Plan by reason of such reclassification or determination."

                  SECOND: Effective January 1, 1997, the Plan is amended to define the term "Highly Compensated Employee" as follows:

                  "1.22A 'Highly Compensated Employee' shall mean any Employee who performed services for the Employer or an Affiliated Company during the Plan Year for which a determination is being made (the 'Determination Year') and who:

                  (a) was at any time in the Determination Year or the immediately preceding Determination Year a five-percent (5%) owner, as defined in section 416(i) of the Code; or

                  (b) for the immediately preceding Determination Year, received Compensation from the Employer or an Affiliated Company in excess of $80,000, as adjusted by the Secretary of the Treasury in accordance with section 414(q) of the Code."

         IN WITNESS WHEREOF, AMETEK has caused these presents to be executed, in its corporate name, by its duly authorized officer on this 3rd day of April, 2003.

                                           AMETEK, Inc.

                                           By: /s/ Donna F. Winquist
                                               ---------------------------------

Attest:

/s/ Kathryn E. Londra
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